EXHIBIT 99.1

ASTEC INDUSTRIES, INC. REPORTS THIRD QUARTER 2004 RESULTS

CHATTANOOGA, Tenn. (October 20, 2004) - Astec Industries, Inc. (Nasdaq: ASTE) today reported results for the third quarter ended September 30, 2004.

Net sales for the third quarter of 2004 were $111.7 million compared to $101.1 million for the third quarter of 2003. Domestic sales accounted for 73.2% and international sales 26.8% of the third quarter revenues of 2004 compared to 75.9% for domestic sales and 24.1% for international sales of the third quarter revenues for 2003. The net income for the third quarter of 2004 was $.4 million, or $.04 per diluted share. The net loss for the third quarter of 2003 was $0.8 million or $.04 per share.

Net sales for the nine months ended September 30, 2004 were $393.4 million compared with $319.6 million in the same period in 2003. The net income for the nine months ended September 30, 2004 was $18.8 million, or $0.93 per diluted share, compared to a net loss of $4.8 million, or $0.25 per share for the same period in 2003.

The results from discontinued operations are presented in the income from discontinued operations line and are excluded from all other lines on the statement of operations.

Condensed consolidated financial statements for the third quarter and the first nine months of 2004 and 2003, and additional information related to segment revenues and profits are attached to this press release.

Astec's backlog at September 30, 2004 was $66.7 million compared with $40.8 million at September 30, 2003.

Comments Concerning the Fourth Quarter of 2004: The following discussion is a compilation of "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control, that could cause actual results to differ materially from those anticipated as of the date of this press release.

Commenting on the announcement, Dr. J. Don Brock, Chairman and Chief Executive Officer, stated, "The sales increase of 10.5% in the third quarter over the prior year was less favorable than the first and second quarterly improvements as we continue to operate in an industry which prefers to make large capital expenditure commitments with the positive visibility that a six-year highway bill provides. The sales volume in the third quarter compared to the prior year generated increased manufacturing overhead absorption which positively impacted our gross margin while increased steel costs had an estimated negative impact of 3%-4%. Compared to the third quarter of the prior year, our selling, general, administrative and engineering expenses increased in the areas of health insurance, research and development, recruitment and relocation, and costs associated with Sarbanes-Oxley compliance. The fourth quarter market conditions should benefit from the current opportunity to accelerate depreciation which will expire on December 31, 2004 and we expect improved market conditions in 2005. Since the federal highway funding extension thru May 31, 2005 has now been passed, we expect that long-term legislation will be passed next spring which will provide a more positive environment for larger capital expenditures by our customer base. Another positive factor is our open order backlog, which is 64% ahead of last year at this time."

Investor Conference Call and Web Simulcast

Astec will conduct a conference call on October 20, 2004 at 10:00 A.M. Eastern Time to review its third quarter results as well as current business conditions. The number to call for this interactive teleconference is (800) 938-0653; international participants should dial (973) 935-2408. Please reference Astec Industries.

The company will also provide an online Web simulcast and rebroadcast of the conference call. The live broadcast of Astec's conference call will be available online at the Company's website:

www.astecindustries.com/investors/corporate_info/conference_calls/default.htm.

An archived webcast will be available for 90 days at www.astecindustries.com.

A replay of the conference call will be available through midnight on Saturday, October 23, 2004 by dialing (877) 519-4471 or (973) 341-3080 - Confirmation/Conference ID # 5283600. A transcription of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 days after the call.

Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world's infrastructure. Astec's manufacturing operations are divided into four business segments: aggregate processing and mining equipment; asphalt production equipment; mobile asphalt paving equipment; and underground boring, directional drilling and trenching equipment.

The information contained in this press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about the Company's financial performance for the future generally, the amounts of future highway funding, the effects of increased highway funding and changes in the tax laws on the capital expenditures of the Company's customers, and persistent challenging market conditions. These forward-looking statements reflect management's expectations that are based upon currently available information, and the Company undertakes no obligation to update or revise such statements. These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated. Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements. Important factors that could cause future events or actual results to differ materially include: general uncertainty in the economy, further downturns in the economy or delays in any upturns in the economy, rising oil and liquid asphalt prices, a failure to comply with covenants in the Company's credit facility, rising interest rates, decreased funding for highway projects, the timing of large contracts, production capacity, general business conditions in the industry, demand for the Company's products, seasonality and cyclicality in operating results, seasonality of sales volumes, competitive activity and those other factors listed from time to time in the Company's reports filed with the Securities and Exchange Commission, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2003.

For Additional Information Contact:

J. Don Brock
Chairman of the Board & C.E.O.
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: dbrock@astecindustries.com

or

F. McKamy Hall
Vice President and Chief Financial Officer
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: mhall@astecindustries.com

or

Stephen C. Anderson
Director of Investor Relations
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: sanderson@astecindustries.com

Astec Industries, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)

	September 30	September 30
	2004	2003
Assets
Current Assets
Cash and cash equivalents	$ 11,562	$ 12,610
Receivables, net	48,391	59,496
Inventories	114,343	108,932
Prepaid expenses and other	9,017	19,594
Total current assets	183,313	200,632
Property and equipment, net	94,989	112,969
Other assets	28,046	42,038
Total assets	$ 306,348	$ 355,639
Liabilities and shareholders' equity
Current liabilities
Revolving credit loan		$ 39,641
Notes payable	$ 656	548
Current maturities of long-term debt	3,310	5,861
Accounts payable - trade	35,640	28,948
Other accrued liabilities	46,486	36,869
Total current liabilities	86,092	111,867
Long-term debt, less current maturities	26,560	41,041
Other non-current liabilities	4,107	10,645
Minority interest in consolidated subsidiary	443	475
Total shareholders' equity	189,146	191,611
Total liabilities and shareholders' equity	$ 306,348	$ 355,639

Astec Industries, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2004	2003	2004	2003

Net sales	$ 111,718	$ 101,090	$ 393,383	$ 319,612
Cost of sales	89,294	84,287	311,493	266,179
Gross profit	22,424	16,803	81,890	53,433
Selling, general, administrative & engineering expenses	20,705	16,985	60,491	54,969
Income (loss) from operations	1,719	(182)	21,399	(1,536)
Interest expense	877	1,544	3,028	5,979
Other income, net of expense	303	(66)	963	992
Senior note termination expense	-	-	-	(3,837)
Income (loss) from continuing operations before income taxes	1,145	(1,792)	19,334	(10,360)
Income taxes on continuing operations	413	(698)	7,428	(4,011)
Minority interest in earnings	1	7	47	39
Income (loss) from continuing operations	731	(1,101)	11,859	(6,388)
Income from discontinued operations	-	513	2,307	2,530
Income taxes on discontinued operations	-	197	888	971
Gain on disposal of discontinued operations (net of tax of $4,970)	-	-	5,507	-
Net income (loss)	$ 731	$ (785)	$ 18,785	$ (4,829)

Earnings per Common Share

Income (loss) from continuing operations:
Basic	$ 0.04	$ (0.06)	$ 0.60	$ (0.32)
Diluted	$ 0.04	$ (0.06)	$ 0.59	$ (0.32)

Income from discontinued operations:
Basic	$ -	$ 0.02	$ 0.35	$ 0.08
Diluted	$ -	$ 0.02	$ 0.34	$ 0.08

Net income (loss):
Basic	$ 0.04	$ (0.04)	$ 0.95	$ (0.25)
Diluted	$ 0.04	$ (0.04)	$ 0.93	$ (0.25)

Weighted average common shares outstanding
Basic	19,763,373	19,698,817	19,698,731	19,687,774
Diluted	20,247,798	19,698,817	20,121,283	19,687,774

Astec Industries, Inc. and Subsidiaries
Segment Revenues and Profits
For the three months ended September 30, 2004 and 2003
(in thousands)
(Unaudited)
	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2004 Revenues	26,873	47,448	18,971	18,426	-	111,718
2003 Revenues	26,578	38,453	19,691	15,290	1,078	101,090
Change $	295	8,995	(720)	3,136	(1,078)	10,628
Change %	1.1%	23.4%	(3.7%)	20.5%	(100.0%)	10.5%

2004 Gross Profit	4,710	10,758	3,693	3,693	(430)	22,424
2004 Gross Profit %	17.5%	22.7%	19.5%	20.0%	-	20.1%
2003 Gross Profit	4,104	7,362	4,311	999	27	16,803
2003 Gross Profit %	15.4%	19.1%	21.9%	6.5%	2.5%	16.6%
Change	606	3,396	(618)	2,694	(457)	5,621

2004 Profit (Loss)	772	2,904	370	477	(3,865)	658
2003 Profit (Loss)	203	433	1,340	(1,670)	(1,411)	(1,105)
Change $	569	2,471	(970)	2,147	(2,454)	1,763
Change %	280.3%	570.7%	(72.4%)	128.6%	(173.9%)	159.5%

Segment revenues are reported net of intersegment revenues. Segment gross profit is net of profit on intersegment revenues. A reconciliation of total segment profits (losses) to the Company's consolidated net income (loss) is as follows:

		For the three months ended September 30
			2004	2003
Total profit (loss) for all segments			658	(1,105)
Minority interest in earnings of subsidiary			(1)	(7)
Recapture of intersegment profit			74	11
Consolidated net income (loss) from continuing operations			731	(1,101)
Profit from discontinued operations, net of tax			-	316
Consolidated net income (loss)			731	(785)

Astec Industries, Inc. and Subsidiaries
Segment Revenues and Profits
For the nine months ended September 30, 2004 and 2003
(in thousands)
(Unaudited)
	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2004 Revenues	114,461	154,780	69,621	54,476	45	393,383
2003 Revenues	101,633	115,454	60,950	39,730	1,845	319,612
Change $	12,828	39,326	8,671	14,746	(1,800)	73,771
Change %	12.6%	34.1%	14.2%	37.1%	(97.6%)	23.1%

2004 Gross Profit	22,678	36,078	15,852	8,754	(1,472)	81,890
2004 Gross Profit %	19.8%	23.3%	22.8%	16.1%	(3271.1%)	20.8%
2003 Gross Profit	14,224	23,167	13,020	2,762	260	53,433
2003 Gross Profit %	14.0%	20.1%	21.4%	7.0%	14.1%	16.7%
Change	8,454	12,911	2,832	5,992	(1,732)	28,457

2004 Profit (Loss)	10,035	14,180	5,878	395	(18,550)	11,938
2003 Profit (Loss)	1,775	2,295	3,474	(5,820)	(8,559)	(6,835)
Change $	8,260	11,885	2,404	6,215	(9,991)	18,773
Change %	465.4%	517.9%	69.2%	106.8%	(116.7%)	274.7%

Segment revenues are reported net of intersegment revenues. Segment gross profit is net of profit on intersegment revenues. A reconciliation of total segment profits (losses) to the Company's consolidated net income (loss) is as follows:

		For the nine months ended September 30
			2004	2003
Total profit (loss) for all segments			11,938	(6,835)
Minority interest in earnings of subsidiary			(47)	(39)
Recapture (elimination) of intersegment profit			(32)	486
Consolidated net income (loss) from continuing operations			11,859	(6,388)
Profit from discontinued operations, net of tax			1,419	1,559
Gain on sale of discontinued operations, net of tax			5,507	-
Consolidated net income (loss)			18,785	(4,829)